EXHIBIT 10.2 - MATERIAL CONTRACT - Stock Purchase Agreement - Qualiu
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                            STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement is by and between Quailu Services SA, Inc., (the Purchaser) and Garry Drisdelle (the Seller).

WHEREAS, the Seller desires to offer and sell 25,000 shares of the common stock of Mobile Tire Renew Ltd. in accordance with the terms and conditions set forth herein, and

WHEREAS, the Purchaser desires to buy the Shares from the Seller in accordance with the terms and conditions set forth herein.

THEREFORE, the Purchaser and the Seller agree as follows:

1.      SALE OF SHARES.
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        On or before the date on which the Seller and a Purchaser  have executed this Agreement, the Seller will deliver the Shares to Purchaser and the Purchaser shall tender the Purchase Price for the Shares to the Seller per the Seller's instructions.

2.      PURCHASE PRICE.
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        The  Purchase  Price  for the  Shares is and shall be $1.00 per share in
        Canadian Dollars, being $25,000 in total for all of the Shares.

3.      REPRESENTATIONS AND WARRANTIES OF SELLER.
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        The Seller represents and warrants to the Purchaser as follows:

        a.      Ownership and Authority to and Sell.  The Seller  represents and
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        warrant to the  Purchaser  that the  Seller is the legal and  beneficial
        owner  of  the   Shares   and  that  the   Shares  are  fully  paid  and
        non-assessable and upon payment of the Purchase Price will be free and clear of all liens and encumbrances and that the sale of the Shares as set forth in this Agreement, does not breach or cause a default upon any contract or agreement to which the Sellers are a party.

4.      REPRESENTATIONS AND WARRANTIES OF PURCHASER
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        The Purchaser represents and warrants as follows:

        a.      Residency and Citizenship.
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                The Purchaser is domiciled in the State of Nevada.

        b.      Sole Ownership and Investment Intent.
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                The Purchaser is  purchasing  the Shares for its own account for investment purposes and not with a view towards distribution and has no present arrangement or intention to sell the Shares.




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5.      BROKERAGE FEES AND OTHER EXPENSES.
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        The Seller and Purchaser agree that no brokerage  commissions or finders fees, however denominated are due to any third parties as a result of this transaction. The Seller and the Purchaser each shall bear their own incidental expenses of the transaction including any attorneys fees.

6.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
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        The above  Representations  and Warranties  shall survive the Closing of the sale of the Shares and may be relied upon by any Party so long as the relying Party does not have actual knowledge of the invalidity or inaccuracy of said representations and warranties.

7.      GOVERNING LAW.
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        This Agreement  shall be governed by and  interpreted in accordance with the laws of the State of Nevada without regard to the principles of conflict of laws. The parties further agree that at the election of the Purchaser, any dispute regarding this Agreement, including claims for indemnification may be submitted to arbitration prior to judicial action and that the Seller stipulates the Seller's consent to any motion by the Purchaser to compel arbitration filed as a response to any judicial action filed by the Seller. The parties further agree that a final, non-appealable judgment in any such arbitration, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

8.      ENTIRE AGREEMENT.
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        This  Agreement,  including  the other  documents  referred  to  herein, embodies the entire agreement and understanding of the Parties hereto in
        respect  of  the  subject  matter   contained   herein.   There  are  no
        restrictions, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.


EXECUTED AND ACKNOWLEDGED THIS 1st DAY OF February, 2002 BY


                                                  Quailu Services SA, Inc.

/s/ Garry Drisdelle                                    /s/ Garry Drisdelle
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(the Seller)                                      (the Purchaser)




   Garry Drisdelle                                  Garry Drisdelle, President
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